                                                                    EXHIBIT 99.5

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                         REGISTRATION RIGHTS AGREEMENT


                           dated as of June 1, 1995

                                 by and among

                       CIRCUS CIRCUS ENTERPRISES, INC.,
                             a Nevada corporation,

                              MICHAEL S. ENSIGN,

                            WILLIAM R. RICHARDSON,

                               DAVID R. BELDING,

                              PETER A. SIMON II,

                              GLENN W. SCHAEFFER,

                               GREGG H. SOLOMON,

                               ANTONIO C. ALAMO,

                               ANTHONY KORFMAN,

                                WILLIAM ENSIGN

                                      and

                              ROBERT J. VERCHOTA




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

                               TABLE OF CONTENTS
                               -----------------
                                                                            Page
                                                                            ----
ARTICLE 1  DEFINITIONS.......................................................  1

ARTICLE 2  DEMAND REGISTRATIONS..............................................  4
     2.1  Timing and Number of Demand Registrations..........................  4
     2.2  Required Thresholds................................................  5
     2.3  Participation......................................................  5
     2.4  Managing Underwriter...............................................  5

ARTICLE 3  PIGGYBACK REGISTRATIONS...........................................  5
     3.1  Participation......................................................  5
     3.2  Underwriter's Cutback..............................................  5
     3.3  Company Control....................................................  6

ARTICLE 4  HOLD-BACK AGREEMENTS..............................................  6
     4.1  By Holders.........................................................  6
     4.2  By the Company and Others..........................................  6

ARTICLE 5  REGISTRATION PROCEDURES...........................................  7

ARTICLE 6  REGISTRATION EXPENSES.............................................  9

ARTICLE 7  INDEMNIFICATION...................................................  9
     7.1  Indemnification by Company.........................................  9
     7.2  Indemnification Procedures......................................... 10
     7.3  Indemnification by Holder.......................................... 10
     7.4  Contribution....................................................... 11

ARTICLE 8  REQUIREMENTS FOR PARTICIPATION IN UNDERWRITTEN OFFERINGS.......... 12

ARTICLE 9  SUSPENSION OF SALES............................................... 12

ARTICLE 10 MISCELLANEOUS..................................................... 12
     10.1 No Inconsistent Agreements......................................... 12
     10.2 Entire Agreement................................................... 12
     10.3 No Third-Party Beneficiaries....................................... 12
     10.4 Notices............................................................ 12
     10.5 No Assignment; Binding Effect...................................... 13
     10.6 Severability....................................................... 13
     10.7 Governing Law...................................................... 13
     10.8 Counterparts....................................................... 13

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     THIS REGISTRATION RIGHTS AGREEMENT, dated as of June 1, 1995 (this "Agreement"), is made and entered into by and among CIRCUS CIRCUS ENTERPRISES, INC., a Nevada corporation (the "Company"), and each of MICHAEL S. ENSIGN, an individual ("M. Ensign"), WILLIAM A. RICHARDSON, an individual ("Richardson"), DAVID R. BELDING, an individual ("Belding"), PETER A. SIMON II, an individual ("Simon"), GLENN W. SCHAEFFER, an individual ("Schaeffer"), GREGG H. SOLOMON, an individual ("Solomon"), ANTONIO C. ALAMO, an individual ("Alamo"), ANTHONY KORFMAN, an individual ("Korfman"), WILLIAM ENSIGN, an individual ("W. Ensign") and ROBERT J. VERCHOTA, an individual ("Verchota" and collectively with all other individuals party hereto, the "Investors").

                                   RECITALS
                                   --------

     WHEREAS, the Company, M. Ensign, Richardson, Belding, Simon, Verchota, and certain other parties, are entering into an Agreement and Plan of Merger, dated as of March 19, 1995, as amended (the "Agreement and Plan of Merger");

     WHEREAS, the Company, Schaeffer, Solomon, Alamo, Korfman, W. Ensign and certain other parties are entering into an Exchange Agreement dated as of March 19, 1995 (the "Exchange Agreement"); and

     WHEREAS, in order to induce certain parties to enter into the Agreement and Plan of Merger and the Exchange Agreement and to consummate the transactions contemplated thereby, each of the Investors and the Company has agreed to enter into this Agreement.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     The following capitalized terms shall have the following meanings:

          "BOARD" shall mean the Board of Directors of the Company.

          "CLAIM" shall mean any loss, claim, damages, liability or expense (including the reasonable costs of investigation and legal fees and expenses).

          "COMMON STOCK" shall mean the common stock, par value $.01 2/3 (one cent and two-thirds cents) per share, of the Company.

          "DEMAND GROUP"  shall mean all Demand Persons.

          "DEMAND PERSON" shall mean each of M. Ensign, Richardson and Belding, so long as such Demand Person is a Holder.

          "DEMAND REGISTRATION" shall mean a registration pursuant to Article 2 hereof.

          "EQUITY SECURITY" shall mean any capital stock of the Company or any security convertible, with or without consideration, into any such stock, or any security carrying any warrant or right to subscribe to or purchase any such stock, or any such warrant or right.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

          "EXCHANGEABLE PREFERRED STOCK" shall mean the Exchangeable Preferred Stock, no par value, issued to Schaeffer, Solomon, Alamo, Korfman and W. Ensign pursuant to the Exchange Agreement.

          "FIRM COMMITMENT UNDERWRITTEN OFFERING" shall mean an offering in which the underwriters agree to purchase securities for distribution pursuant to a registration statement under the Securities Act and in which the obligation of the underwriters is to purchase all the securities being offered if any are purchased.

          "FIRST DEMAND REGISTRATION STATEMENT" shall have the meaning set forth in Section 2.1 hereof.

          "HOLDER" shall mean each Investor, so long as such Investor is the beneficial owner of Registrable Securities.

          "INDEMNIFIED HOLDER" shall mean any Holder, any officer, director, employee or agent of any such Holder and any Person who controls any of the foregoing Persons within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act; provided, however, that no Person who was an officer, director or employee of the Company at the time of the effectiveness of any Registration Statement shall be an Indemnified Holder.

          "MISSTATEMENT" shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement, Prospectus or preliminary prospectus not misleading.

          "PERSON" shall mean a natural person, partnership, corporation, business trust, association, joint venture or other entity or a government or agency or political subdivision thereof.

          "PIGGYBACK REGISTRATION" shall mean a registration pursuant to Article 3 hereof.

          "PROSPECTUS" shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

          "REGISTRATION" shall mean a Demand Registration or a Piggyback Registration.

          "REGISTRATION EXPENSES" shall mean the out-of-pocket expenses of the Company in connection with a Registration, including:

                 (1) all registration and filing fees (including fees with respect to filings required to be made with the National Association of Securities Dealers);

                 (2) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and determinations of their eligibility for investment under the laws of such jurisdictions as the managing underwriters may designate);

                 (3)  printing expenses;

                 (4) fees and disbursements of counsel for the Company and counsel for the underwriters;

                 (5) fees and disbursements of all independent certified public accountants of the Company incurred specifically in connection with such Registration;

                 (6) fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities); and

                 (7) fees and expenses of any other Persons retained by the Company.

          "REGISTRABLE SECURITIES" shall mean all shares of Common Stock issued to the Investors pursuant to the Agreement and Plan of Merger, any shares of Common Stock issued in exchange for the Exchangeable Preferred Stock, and any securities issued with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided that any such Common Stock or any such securities shall be deemed to be Registrable Securities only if and so long as it is a Transfer Restricted Security.

          "REGISTRATION STATEMENT" shall mean any registration statement which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

          "SECOND DEMAND REGISTRATION STATEMENT" shall have the meaning set forth in Section 2.1 hereof.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

          "SEC" shall mean the Securities and Exchange Commission.

          "TERMINATED WITHOUT CAUSE BY THE COMPANY OR WITH GOOD REASON BY SUCH DEMAND PERSON" shall mean the termination of the employment of a Demand Person by the Company without cause or by such Demand Person with good reason pursuant to Section 5(a) of the Employment Agreement dated as of the date first above written by and between the Company and such Demand Person.

          "THIRD DEMAND REGISTRATION STATEMENT" shall have the meaning set forth in Section 2.1 hereof.

          "TRANSFER RESTRICTED SECURITY" shall mean a security that has not been sold to or through a broker, dealer or underwriter in a public distribution or other public securities transaction or sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Rule 144 promulgated thereunder (or any successor rule). The foregoing notwithstanding, a security shall remain a Transfer Restricted Security until all stop transfer instructions or notations and restrictive legends with respect to such security have been lifted or removed.

          "UNDERWRITTEN REGISTRATION" or "UNDERWRITTEN OFFERING" shall mean a registration in which securities of the Company are sold to an underwriter for distribution to the public.

                                   ARTICLE 2
                             DEMAND REGISTRATIONS

     2.1 TIMING AND NUMBER OF DEMAND REGISTRATIONS. At any time after the first anniversary of the date of this Agreement, a Demand Person may request in writing (a "Demand Request") that the Company file a registration statement under the Securities Act covering shares of Registrable Securities then outstanding which are beneficially owned by the Demand Person and which are specified in the Demand Request.

          The Company shall be obligated to prepare, file and cause to become effective pursuant to this Article 2 no more than two Registration Statements (the first, if any, being referred to herein as the "First Demand Registration Statement" and the second, if any, being referred to herein as the "Second Demand Registration Statement"); provided, however, the Company shall be obligated to prepare, file and cause to become effective a third Registration Statement (the "Third Demand Registration Statement"), if at the time of the Demand Request with respect to the Third Demand Registration Statement the Demand Person making such Demand Request was Terminated Without Cause by the Company or With Good Reason by such Demand Person. Notwithstanding the foregoing, (i) no Demand Request shall be provided with respect to a Second Demand Registration

Statement or a Third Demand Registration Statement (and the Company shall not be obligated to prepare, file and cause to become effective a Second Demand Registration Statement or a Third Demand Registration Statement, respectively) prior to the period ending eighteen months after the effectiveness of the First Demand Registration Statement and prior to the period ending eighteen months after the effectiveness of the Second Demand Registration Statement, respectively, and (ii) a Demand Request that has been revoked by any Demand Person shall be deemed a request for the purposes of calculating the number of Registration Statements which have been prepared, filed and become effective pursuant to this paragraph of Section 2.1, unless such Demand Person reimburses the Company for all Registration Expenses incurred in connection with the preparation of a Registration Statement pursuant to such Demand Request.

          If a Demand Person requests that the Company effect a Demand Registration and the Company furnishes to such Demand Person a copy of a resolution of the Board certified by the Secretary of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed on or before the date such filing would otherwise be required hereunder, the Company shall have the right to defer such filing for a period of not more than 180 days after receipt of the Demand Request from such Demand Person; provided that during such time the Company may not file a registration statement (other than on Form S-8 or any successor form thereto) for securities to be issued and sold for its own account or that of anyone other than the Demand Group.

     2.2 REQUIRED THRESHOLDS. The Company shall not be obligated to prepare, file and cause to become effective pursuant to this Article 2 a Registration Statement unless the proposed aggregate public offering price of the securities to be included in such Demand Registration is at least $25 million. The Company shall not be required to effect any Demand Registration unless the offering is to be a Firm Commitment Underwritten Offering.

     2.3 PARTICIPATION. The Company shall promptly give written notice to all Holders upon receipt of a request for a Demand Registration pursuant to Section
2.1 above. The Company shall include in such Demand Registration the shares of Registrable Securities for which it has received written requests to register such shares within 30 days after such written notice has been given.

     2.4 MANAGING UNDERWRITER. The managing underwriter or underwriters of any underwritten public offering covered by a Demand Registration shall be selected by the Company; provided, however, if no member of the Demand Group is a director or officer of the Company, the Company's selection of such managing underwriter or underwriters shall be subject to the approval of the Demand Group, which approval shall not be unreasonably withheld.

                                   ARTICLE 3
                            PIGGYBACK REGISTRATIONS

     3.1 PARTICIPATION. Each time after the first anniversary of the date of this Agreement that the Company decides to file a registration statement under the Securities Act (other than on Forms S-4 or S-8 or any successor form thereto) covering the offer and sale by it or any of its security holders of any of its Equity Securities, for money, the Company shall give written notice thereof to all Holders. The Company shall include in such registration statement the shares of Registrable Securities for which it has received written requests to register such shares within 30 days after such written notice has been given. If the registration statement is to cover an underwritten offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

     3.2 UNDERWRITER'S CUTBACK. If, in the good faith judgment of the managing underwriter of such offering, the inclusion of all of the shares of Registrable Securities would adversely affect the successful marketing of a smaller number of such shares, then (i) the managing underwriter shall provide written notice of such judgment to all Holders requesting such inclusion and (ii) the number of shares of Registrable Securities to be included in the offering (except for shares to be issued by the Company in an offering initiated by the Company) shall be reduced pro rata among Holders requesting such inclusion pursuant to a Piggyback Registration and any other Persons requesting Common Stock to be included in such Registration based upon the number of shares of Common Stock and Registrable Securities owned by such Persons.

          All shares so excluded from the underwritten public offering shall be withheld from the market by the Holders thereof for a period (not to exceed 15 days prior to the effective date and 120 days thereafter) that the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

     3.3 COMPANY CONTROL. The Company may decline to file a Registration Statement after giving notice to any Holder pursuant to Section 3.1 above, or withdraw a Registration Statement after filing and after such notice, but prior to the effectiveness thereof.

                                   ARTICLE 4
                             HOLD-BACK AGREEMENTS

     4.1 BY HOLDERS. Upon the written request of the managing underwriter of any underwritten offering of the Company's securities, a Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in such registration) without the prior written consent of such managing underwriter for a period (not to exceed 15 days before the effective date and 120 days thereafter) that such managing underwriter reasonably determines is necessary in order to effect the underwritten public offering; provided that each of the officers and directors of the Company shall have entered into substantially similar holdback agreements with such managing underwriter covering at least the same period.

     4.2  BY THE COMPANY AND OTHERS. The Company agrees:

          (a) not to effect any public or private sale or distribution of its Equity Securities during the 15-day period prior to, and during the 120-day period after, the effective date of each underwritten offering made pursuant to a Demand Registration or a Piggyback Registration, if so requested in writing by the managing underwriter (except as part of such underwritten offering or pursuant to registrations on Forms S-4 or S-8 or any successor form thereto), and

          (b) not to issue any Equity Securities other than for sale in a registered public offering unless each of the Persons to which such securities are issued has entered into a written agreement binding on its transferees not to effect any public sale or distribution of such securities during such period, including without limitation a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration, if and to the extent permitted hereunder).

                                   ARTICLE 5
                            REGISTRATION PROCEDURES

     If and whenever the Company is required to register Registrable Securities in a Demand Registration or a Piggyback Registration, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

     (a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective and remain effective until the Registrable Securities covered by such Registration Statement have been sold; provided that the Company shall not be required to maintain the effectiveness of any Registration Statement for more than 90 days after such Registration Statement becomes effective; and provided, further, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, draft copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and underwriters;

     (b) prepare and file with the SEC such amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or for such shorter period of time during which such Registration Statement must be kept effective by the terms of this Agreement;

     (c) promptly notify the selling Holders and the managing underwriter, if any, and (if requested by any such Person) confirm such advice in writing,

          (1) when the Prospectus or any supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

          (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

          (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

          (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

          (5) of the existence of any fact which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing a Misstatement;

     (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

     (e) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to the selling Holders and to the managing underwriter, if any;

     (f) furnish to each selling Holder and the managing underwriter, without charge, at least one signed copy of the Registration Statement and any amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     (g) deliver to each selling Holder and the underwriters, if any, without charge, as many copies of each Prospectus (and each preliminary prospectus) as such Persons may reasonably request (the Company hereby consenting to the use of each such Prospectus (or preliminary prospectus) by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus (or preliminary prospectus));

     (h) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling Holders, the underwriters, if any, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as such selling Holders or underwriters may designate and do anything else necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

     (i) cooperate with the selling Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriter may request at least three business days prior to any sale of Registrable Securities to the underwriters;

     (j) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

     (k) if the Registration Statement or the Prospectus contains a Misstatement, prepare a supplement or amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain a Misstatement;

     (l) provide a CUSIP number for all Registrable Securities not later than 3 business days prior to the effective date of the Registration Statement;

     (m) enter into such agreements (including an underwriting agreement) and do anything else necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities; and

     (n) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (x) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, (y) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods.

                                   ARTICLE 6
                             REGISTRATION EXPENSES

          The Company shall bear all Registration Expenses incurred in connection with any Registration, except as set forth in Section 2.1 and the fees and disbursements of counsel to the selling security holders shall be paid by such holders. Notwithstanding the foregoing, if (i) any Holder requests that shares of Registrable Securities be registered, whether in connection with a Demand Registration pursuant to Article 2 or in connection with a Piggyback Registration pursuant to Article 3, and (ii) such Holder later requests that a lesser number of such shares be registered after the registration and filing fees with respect to such greater number of shares has been paid, then such Holder shall pay such registration and filing fees with respect to the number of shares which such Holder requested be withdrawn from registration and which number of shares are thereafter not included in such registration (whether registered on behalf of the Company or any other Person requesting registration).

                                   ARTICLE 7
                                INDEMNIFICATION

     7.1 INDEMNIFICATION BY COMPANY. The Company agrees to indemnify and hold harmless each Indemnified Holder from and against all Claims arising out of or based upon any Misstatement or alleged Misstatement, except insofar as such Misstatement or alleged Misstatement was based upon information furnished in writing to the Company by such Indemnified Holder expressly for use in the document containing such Misstatement or alleged Misstatement. This indemnity shall not be exclusive and shall be in addition to any liability which the Company may otherwise have.

          The foregoing notwithstanding, the Company shall not be liable to an Indemnified Holder to the extent that any such Claim arises out of or is based upon a Misstatement or alleged Misstatement in a Prospectus, if (i) such Claim is asserted by a Person (other than an underwriter participating in the offering to which such Prospectus relates) who purchased a Registrable Security from such Indemnified Holder, (ii) such Misstatement or alleged Misstatement was corrected in an amendment or supplement to such Prospectus, and (iii) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Indemnified Holder thereafter failed to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale to such Person who purchased a Registrable Security from such Indemnified Holder and who is asserting such Claim.

     7.2 INDEMNIFICATION PROCEDURES. If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all reasonable expenses in connection therewith.

          Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be the expense of such Indemnified Holder unless (i) the Company has agreed to pay such fees and expenses, (ii) the Company shall have failed to assume the defense of such action or proceeding or has failed to employ counsel reasonably satisfactory to such Indemnified Holder in any such action or proceeding or (iii) the Company or other Persons indemnified by the Company are parties to such action or proceeding and such Indemnified Holder shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Holder that are different from or additional to those available to the Company or such other Persons.

          If such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company as permitted by the provisions of the preceding paragraph, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder. The foregoing notwithstanding, the Company shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holder and any other Indemnified Holders (which firm shall be designated in writing by such Indemnified Holders) in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, unless clause (iii) of the foregoing paragraph applies.

          The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

     7.3 INDEMNIFICATION BY HOLDER. Each Holder agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement, Prospectus or preliminary prospectus. In no event, however, shall the liability hereunder of any selling Holder be greater than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a Holder, such Holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by Sections 7.1 and 7.2 above.

          The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

     7.4 CONTRIBUTION. If the indemnification provided for in this Article 7 is unavailable to an indemnified party under Section 7.1 or Section 7.3 above (other than by reason of exceptions provided in those Sections) in respect of any Claims referred to in such Sections, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such Claims as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in Section 7.2, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the Misstatement or alleged Misstatement relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Misstatement or alleged Misstatement.

          The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

          Notwithstanding the provisions of this Section 7.4, an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which (i) the total price at which the securities that were sold by such Indemnified Holder and distributed to the public were offered to the public exceeds (ii) the amount of any damages which such Indemnified Holder has otherwise been required to pay by reason of such Misstatement.

          No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                  ARTICLE 8
           REQUIREMENTS FOR PARTICIPATION IN UNDERWRITTEN OFFERINGS

     No Person may participate in any underwritten offering pursuant to a Registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                                   ARTICLE 9
                              SUSPENSION OF SALES

     Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each Holder shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of the supplemented or amended Prospectus required by Article 5 hereof, or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the 90-day period referred to in Article 5 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either has received the copies of the supplemented or amended prospectus contemplated by Article 5 hereof or has been advised in writing by the Company that the use of the Prospectus may be resumed.

                                  ARTICLE 10
                                 MISCELLANEOUS

     10.1 NO INCONSISTENT AGREEMENTS. The Company shall not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

     10.2 ENTIRE AGREEMENT. This Agreement, including all exhibits and schedules hereto, contains the sole and entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties hereto with respect to such subject matter.

     10.3 NO THIRD-PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended for the benefit of each party hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person (except as provided in Article 7).

     10.4 NOTICES. Unless otherwise specifically provided herein, all notices, demands, consents, waivers and other communications required or permitted by the terms of this Agreement shall be in writing, and any notice shall become effective three (3) days after deposit in the United States mails, first class postage prepaid, or one (1) day after delivery to an overnight courier or express company or immediately upon delivery by hand or in the form of telecopy, telegram or other electronic means of communication that produces a written copy, and, if mailed or delivered by courier, express company or hand, shall be addressed as indicated in Section 9.3 of the Agreement and Plan of Merger or
Section 6.8 of the Exchange Agreement, as the case may be.

     10.5 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest, duty or obligation hereunder may be assigned by the Company or any Holder without, in the case of the Company, the prior written consent of the Holders of a majority of the Registrable Securities and, in the case of any Holder, the prior written consent of the Company and the Holders of a majority of the Registrable Securities, and any attempt to assign this Agreement or any right, interest, duty or obligation hereunder without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     10.6 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

     10.7 GOVERNING LAW. This Agreement has been negotiated and executed and shall be performed in the State of Nevada and shall be governed and construed by the laws of such State, without giving effect to the conflicts of laws principles thereof.

     10.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


                          [Signature pages to follow]

     IN WITNESS WHEREOF, each party has executed this Agreement as of the date first above written.



                                   CIRCUS CIRCUS ENTERPRISES, INC.,

                                   a Nevada corporation



                                   By  /s/  Clyde T. Turner
                                     _______________________________________
                                     Name:  Clyde T. Turner
                                     Title: President and Chief Executive
                                            Officer

                                            /s/ Michael S. Ensign
                                   __________________________________________
                                                Michael S. Ensign


                                          /s/ William A. Richardson
                                   __________________________________________
                                              William A. Richardson


                                            /s/ David R. Belding
                                   __________________________________________
                                                David R. Belding


                                            /s/ Peter A. Simon II
                                   __________________________________________
                                                Peter A. Simon II


                                           /s/ Glenn W. Schaeffer
                                   __________________________________________
                                               Glenn W. Schaeffer


                                           /s/ Gregg H. Solomon
                                   __________________________________________
                                               Gregg H. Solomon

                                             /s/ Antonio C. Alamo
                                   __________________________________________
                                                 Antonio C. Alamo


                                             /s/ Anthony Korfman
                                   __________________________________________
                                                 Anthony Korfman


                                             /s/ William Ensign
                                   __________________________________________
                                                 William Ensign


                                           /s/ Robert J. Verchota
                                   __________________________________________
                                               Robert J. Verchota

                                      S-2